Exhibit 10.3

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (the “Agreement”) dated as of April 27, 2007, is entered into by and among MegaBingo, Inc., a Delaware corporation (“MegaBingo”) and MGAM Systems, Inc., a Delaware corporation (“MGAM”, together with MegaBingo, “Borrowers”, and each a “Borrower”) and such other entities which from time to time become parties hereto (collectively, including the Borrowers, the “Debtors” and individually each a “Debtor”) and Comerica Bank, a Michigan banking corporation (“Comerica”), as Agent for and on behalf of the Banks (as defined below) (in such capacity, the “Agent”). The addresses for the Debtors and the Agent are set forth on the signature pages.

R E C I T A L S:

A. Borrowers have entered into that certain Revolving Credit Agreement dated as of April 27, 2007 (as amended, supplemented, amended and restated or otherwise modified from time to time the “Credit Agreement”) with each of the financial institutions party thereto (collectively, including their respective successors and assigns, the “Banks”), and with Comerica Bank in its capacity as Agent for the Banks (the “Agent”), pursuant to which the Banks have agreed, subject to the satisfaction of certain terms and conditions, to extend or to continue to extend financial accommodations to the Borrowers, as provided therein.

B. Pursuant to the Credit Agreement, the Banks have required that each of the Debtors grant (or cause to be granted) certain liens and security interests to the Agent, as Agent for the benefit of the Banks, all to secure the obligations of the Borrowers under the Credit Agreement.

C. The Debtors have directly and indirectly benefited and will directly and indirectly benefit from the transactions evidenced by and contemplated in the Credit Agreement and have consented to the execution and delivery of the Credit Agreement

D. The Agent is acting as Agent for the Banks pursuant to Section 11 of the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, capitalized terms not otherwise defined herein have the meaning provided for such terms in the Credit Agreement. References to “Sections,” “subsections,” “Exhibits” and “Schedules” shall be to Sections, subsections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided. All references to statutes and regulations shall include any amendments of the same and any successor statutes and regulations. References to particular sections of the UCC should be read to refer also to parallel sections of the Uniform Commercial Code as enacted in each state or other jurisdiction where any portion of the Collateral is or may be located.

The following terms have the meanings indicated below, all such definitions to be equally applicable to the singular and plural forms of the terms defined:

“Account” means any “account,” as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by a Debtor, and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by such Debtor: (a) all rights of the Debtor to payment for goods sold or leased or services rendered, whether or not earned by performance, (b) all accounts receivable of the Debtor, (c) all rights of the Debtor to receive any payment of money or other form of consideration, (d) all security pledged, assigned or granted to or held by the Debtor to secure any of the foregoing, (e) all guaranties of, or indemnifications with respect to, any of the foregoing, and (f) all rights of the Debtor as an unpaid seller of goods or services, including, but not limited to, all rights of stoppage in transit, replevin, reclamation and resale.

“Banks” has the meaning specified in the Credit Agreement.

“Chattel Paper” means any “chattel paper,” as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by a Debtor, and shall include electronic chattel paper and tangible chattel paper.

“Collateral” has the meaning specified in Section 2.1 of this Agreement.

“Commercial Tort Claim” shall mean a claim arising in tort with respect to which: (a) the claimant is an organization; or (b) the claimant is an individual and the claim: (i) arose in the course of the claimant’s business or profession; and (ii) does not include damages arising out of personal injury to or the death of an individual.

“Computer Records” has the meaning specified in Section 2.1(l) of this Agreement.

“Copyrights” means copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof of Debtor, whether published or unpublished, registered or unregistered, and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held, including without limitation those set forth on Schedule E.1.1.2 attached hereto.

“Default” has the meaning specified in the Credit Agreement.

“Deposit Account” shall mean a demand, time, savings, passbook, or similar account maintained with a bank. The term does not include investment property or accounts evidenced by an instrument.

“Document” means any “document,” as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by the Debtor, including, without limitation, all documents of title and all receipts covering, evidencing or representing goods now owned or hereafter acquired by a Debtor.

“Domestic Subsidiary” means any Subsidiary of a Debtor organized under the laws of any jurisdiction within the United States.

“Equipment” means any “equipment,” as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by a Debtor and, in any event, shall include, without limitation, all machinery, equipment, furniture, trade fixtures, tractors, trailers, rolling stock, vessels, aircraft and vehicles now owned or hereafter acquired by such Debtor and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

“Event of Default” has the meaning specified in the Credit Agreement.

“Foreign Subsidiary” shall mean any Subsidiary of a Debtor that is not a Domestic Subsidiary.

“General Intangibles” means any “general intangibles,” as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by a Debtor and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by such Debtor: (a) all of the Debtor’s Patents, Copyrights, Trademarks, Mask Works, trade secrets (including any right to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information owned by Debtor), registrations, goodwill, franchises, licenses, permits, proprietary information, customer lists, designs, inventions and all other intellectual property and proprietary rights, including without limitation those described on Schedule E attached hereto and incorporated herein by reference, and all amendments, extensions, renewals and extensions of the foregoing (collectively, the “Intellectual Property Collateral”); (b) all of the Debtor’s books, records, data, plans, manuals, computer software, computer tapes, computer disks, computer programs, source codes, object codes and all rights of the Debtor to retrieve data and other information from third parties; (c) all of the Debtor’s contract rights, commercial tort claims, partnership interests, membership interests, joint venture interests, securities, deposit accounts, investment accounts and certificates of deposit; (d) all rights of the Debtor to payment under chattel paper, documents, instruments and similar agreements; (e) letters of credit, letters of credit rights supporting obligations and rights to payment for money or funds advanced or sold of the Debtor; (f) all tax refunds and tax refund claims of the Debtor; (g) all choses in action and causes of action of the Debtor (whether arising in contract, tort or otherwise and whether or not currently in litigation) and all judgments in favor of the Debtor; (h) all rights and claims of the Debtor under warranties and indemnities; and (i) all rights of the Debtor under any insurance, surety or similar contract or arrangement.

“Governmental Authority” shall mean any nation or government, any state, province or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Indebtedness” has the meaning specified in the Credit Agreement.

“Instrument” means any “instrument,” as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by the Debtor, and, in any event, shall include all promissory Notes (including without limitation, the Intercompany Notes of such Debtor), drafts, bills of exchange and trade acceptances, whether now owned or hereafter acquired.

“Intellectual Property Collateral” is defined in clause (a) of the definition of General Intangibles.

“Inventory” means any “inventory,” as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by a Debtor, and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by such Debtor: (a) all goods and other personal property of the Debtor that are held for sale or lease or to be furnished under any contract of service; (b) all raw materials, work-in-process, finished goods, supplies and materials of the Debtor; (c) all wrapping, packaging, advertising and shipping materials of the Debtor; (d) all goods that have been returned to, repossessed by or stopped in transit by the Debtor; and (e) all Documents evidencing any of the foregoing.

“Investment Property” means any “investment property” as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by a Debtor, and in any event, shall include without limitation (a) all shares of stock and other equity, partnership or membership interests constituting securities, of the Domestic Subsidiaries of such Debtor from time to time owned or acquired by such Debtor in any manner (including, without limitation, the Pledged Shares), and (b) sixty-five percent (65%) of all shares of stock and other equity, partnership or membership interests constituting securities, of the Foreign Subsidiaries of such Debtor from time to time owned or acquired by such Debtor in any manner (including, without limitation, the Pledged Shares), and the certificates and all dividends, cash, instruments, rights and other property from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of such shares;

“Letter of Credit Right” shall mean a right to payment or performance under a letter of credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance. The term does not include the right of a beneficiary to demand payment or performance under a letter of credit.

“Loan Documents” has the meaning specified in the Credit Agreement.

“Mask Works” means all mask works or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired, including, without limitation those set forth on Schedule E.1.1.5 attached hereto

“Patents” means all patents, patent applications and like protections owned by Debtor including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, including without limitation the patents and patent applications set forth on Schedule E.1.1.1 attached hereto.

“Permitted Liens” shall mean any lien or encumbrance which is a Permitted Lien under the Credit Agreement.

“Pledged Shares” means the shares of capital stock or other equity, partnership or membership interests of the Subsidiaries of certain Debtors described on Schedule D attached hereto and incorporated herein by reference.

“Proceeds” means any “proceeds,” as such term is defined in Article or Chapter 9 of the UCC and, in any event, shall include, but not be limited to, (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to a Debtor from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to a Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting, or purporting to act, for or on behalf of any governmental authority), and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Records” is defined in Section 4.9 of this Agreement.

“Software” means all (i) computer programs and supporting information provided in connection with a transaction relating to the program, and (ii) computer programs embedded in goods and any supporting information provided in connection with a transaction relating to the program whether or not the program is associated with the goods in such a manner that it customarily is considered part of the goods, and whether or not, by becoming the owner of the goods, a person acquires a right to use the program in connection with the goods, and whether or not the program is embedded in goods that consist solely of the medium in which the program is embedded.

“Subsidiary” has the meaning specified in the Credit Agreement.

“Trademarks” means any trademark and service mark rights, slogans, trade dress, and trade names, trade styles, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Debtor connected with and symbolized by such trademarks, including without limitation those set forth on Schedule E.1.1.3 attached hereto.

“UCC” means the Uniform Commercial Code as in effect in the State of Michigan; provided, that if, by applicable law, the perfection or effect of perfection or non-perfection of the security interest created hereunder in any Collateral is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or the effect of perfection or non-perfection.

ARTICLE 2

SECURITY INTEREST

Section 2.1 Security Interest. As collateral security for the prompt payment and performance in full when due of the Indebtedness (whether at stated maturity, by acceleration or otherwise), each Debtor hereby pledges and assigns (as collateral) to the Agent, and grants the Agent a continuing lien on and security interest in, all of such Debtor’s right, title and interest in and to the following, whether now owned or hereafter arising or acquired and wherever located (collectively, the “Collateral”):

(a)	all Accounts;

(b)	all Chattel Paper;

(c)	all General Intangibles;

(d)	all Equipment;

(e)	all Inventory;

(f)	all Documents;

(g)	all Instruments;

(h)	all Letter of Credit Rights;

(i)	all Commercial Tort Claims;

(j)	all Deposit Accounts;

(k)	all computer records (“Computer Records”) and Software, whether relating to the foregoing Collateral or otherwise, but in the case of such Software, subject to the rights of any non-affiliated licensee of software and any cash collateral, deposit account or investment account established or maintained hereunder, including without limitation under Section 6.3 hereof;

(l)	all Investment Property; and

(m)	the Proceeds, in cash or otherwise, of any of the property described in the foregoing clauses (a) through (l) and all liens, security, rights, remedies and claims of such Debtor with respect thereto;

provided, however, that “Collateral” shall not include rights under or with respect to any General Intangible, license, permit or authorization to the extent any such General Intangible, license, permit or authorization, by its terms or by law, prohibits the assignment of, or the granting of a security interest in, the rights of a grantor thereunder or which would be invalid or unenforceable upon any such assignment or grant. The pledge and grant of a security interest in Proceeds shall not be deemed to give the applicable Debtor any right to dispose of any of the Collateral, except as may otherwise be permitted herein or in the Credit Agreement.

Section 2.2 Debtors Remain Liable. Notwithstanding anything to the contrary contained herein, (a) the Debtors shall remain liable under the contracts, agreements, documents and instruments included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Agent or any Bank of any of their respective rights or remedies hereunder shall not release the Debtors from any of their duties or obligations under the contracts, agreements, documents and instruments included in the Collateral, and (c) neither the Agent nor any of the Banks shall have any indebtedness, liability or obligation (by assumption or otherwise) under any of the contracts, agreements, documents and instruments included in the Collateral by reason of this Agreement, and none of such parties shall be obligated to perform any of the obligations or duties of the Debtors thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Section 2.3 Delivery of Collateral. All certificates or instruments representing or evidencing the Pledged Shares or Debtor’s rights therein, promptly upon a Debtor gaining any rights therein, shall be delivered to and held by or on behalf of the Agent pursuant hereto in suitable form for transfer by delivery, or accompanied by duly executed stock powers or instruments of transfer or assignments in blank, all in form and substance reasonably satisfactory to the Agent.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

To induce the Agent and Banks to enter into this Agreement and the Credit Agreement, each Debtor represents and warrants to the Agent and to each Bank that as of the date hereof:

Section 3.1 Title. Such Debtor is, and with respect to Collateral acquired after the date hereof such Debtor will be, the legal and beneficial owner of the Collateral free and clear of any Lien or other encumbrance, except for the Permitted Liens and the other Liens permitted under Section 7.2 of the Credit Agreement, provided that, other than the Lien established hereby, no Lien on the Investment Property shall constitute a Permitted Lien or a Lien otherwise permitted under Section 7.2 of the Credit Agreement.

Section 3.2 Financing Statements. No financing statement, security agreement or other Lien instrument covering all or any part of the Collateral is on file in any public office with respect to any outstanding obligation of such Debtor except (i) as may have been filed in favor of the Agent pursuant to this Agreement and the other Loan Documents and (ii) financing statements filed to perfect Permitted Liens or other Liens permitted under Section 7.2 of the Credit Agreement. As of the date hereof, and to the best of Debtor’s knowledge, except as otherwise disclosed on Schedule F hereto, the Debtor does not do business and has not done business under a trade name or any name other than its legal name set forth at the beginning of this Agreement.

Section 3.3 Principal Place of Business; Registered Organization. The principal place of business and chief executive office of the Debtor, and the office where the Debtor keeps its books and records, is located at the address of the Debtor shown on the signature page hereto. Each Debtor is duly organized and validly existing as a corporation (or other business organization) under the laws of its jurisdiction of organization, as set forth on Schedule C, and has the registration number set forth on such Schedule C.

Section 3.4 Location of Collateral. All Collateral constituting Inventory and Equipment and all related books and records of the Debtor in the possession of the Debtor are located at the places specified on Schedule A hereto. If any such location is leased by the Debtor as of the date hereof, the name and address of the landlord leasing such location is identified on Schedule A hereto. None of the Inventory or Equipment of the Debtor (other than trailers, rolling stock, vessels, aircraft and vehicles) is evidenced by a Document (including, without limitation, a negotiable document of title). All certificates of the Debtor representing shares of stock of any Domestic or Foreign Subsidiary (including, without limitation, the Pledged Shares) will be delivered to the Agent, accompanied by duly executed stock powers or instruments of transfer or assignments in blank with respect thereto.

Section 3.5 Perfection. Upon the filing of Uniform Commercial Code financing statements in the jurisdictions listed on Schedule B attached hereto, and upon the Agent’s obtaining possession of the certificates evidencing the Pledged Shares accompanied by duly executed stock powers or instruments of transfer or assignments in blank, or upon the execution and delivery of control agreements or similar documentation (with respect to any cash collateral or deposit account established hereunder), the security interest in favor of the Agent created herein will constitute a valid and perfected Lien upon and security interest in the Collateral which may be created and perfected under the UCC by filing financing statements or obtaining possession thereof, subject to: (i) no other Liens with respect to the Pledged Shares and (ii) only to those Liens (if any) which constitute Permitted Liens or other Liens permitted under Section 7.2 of the Credit Agreement with respect to all other Collateral.

Section 3.6 Pledged Shares.

(a)	To the knowledge of each Debtor, Pledged Shares that are shares of a corporation have been duly authorized and validly issued and are fully paid and nonassessable, and the Pledged Shares that are membership interests or partnership units (if any) have been validly granted, under the laws of the jurisdiction of organization of the issuers thereof, and, to the extent applicable, are fully paid and nonassessable, to the knowledge of each Debtor. No such membership or partnership interests constitute “securities” within the meaning of Article 8 of the UCC, and each Debtor covenants and agrees to give notice to the Agent if it becomes aware that such membership or partnership interests become “securities” for purposes of Article 8 of the UCC.

(b)	Each Debtor is the legal and beneficial owner of the Pledged Shares, free and clear of any Lien (other than the Liens created by this Agreement), and the Debtor has not sold, granted any option with respect to, assigned, transferred or otherwise disposed of any of its rights or interest in or to the Pledged Shares. None of the Pledged Shares are subject to any contractual or other restrictions upon the pledge or other transfer of such Pledged Shares, other than those imposed by securities laws generally. No issuer of Pledged Shares is party to any agreement granting “control” (as defined in Section 8-106 of the UCC) of such Debtor’s Pledged Shares to any third party. All such Pledged Shares are held by each Debtor directly and not through any securities intermediary.

(c)	On the date hereof, the Pledged Shares constitute the percentage of the issued and outstanding shares of stock, partnership units or membership interests of the issuers thereof indicated on Schedule D and such schedule contains a description of [all shares] of capital stock, membership interests and other equity interests of or in any Subsidiaries owned by the Debtor (as such Schedule D may from time to time be supplemented, amended or modified in accordance with the terms of this Agreement).

Section 3.7 Intellectual Property. Schedule E is a true, accurate and complete list of all Patents, Trademarks, Copyrights, Mask Rights and other intellectual property owned or licensed (pursuant to an exclusive or non-exclusive license) by the Debtors (as such Schedule E may from time to time be supplemented, amended or modified in accordance with the terms of this Agreement), and all such intellectual property, if deemed desirable in such Debtor’s business judgment, has been registered or filed with the United States Patent and Trademark Office or the United States Copyright Office, as applicable. Each Debtor is now the sole owner of its Intellectual Property Collateral, except for nonexclusive licenses granted by such to its customers and resellers in the ordinary course of business. Each of the issued Patents is valid and enforceable, and no part of the Intellectual Property Collateral which had been registered has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Intellectual Property Collateral violates the rights of any third party. This Security Agreement creates, and in the case of after-acquired Intellectual Property Collateral, this Security Agreement will create at the time a Debtor first has rights in such after-acquired Intellectual Property Collateral, in favor of Agent a valid and perfected first priority security interest and collateral assignment in the Intellectual Property Collateral in the United States securing the payment and performance of the Indebtedness. To its knowledge, except for, and upon, the filing of UCC financing statements, filings with the United States Patent and Trademark Office or the United States Copyright Office, or other notice filings or notations in appropriate filing offices, if necessary to perfect the security interests created hereunder, no authorization, approval or other action by, and no notice to or filing with, any United States governmental authority or United States regulatory body is required for the grant by Debtors of the security interest granted hereby, or for the execution, delivery or performance of this Agreement by Debtors in the United States.

ARTICLE 4

COVENANTS

Each Debtor covenants and agrees with the Agent that until the Indebtedness is paid and performed in full and all commitments to lend or provide other credit accommodations under the Credit Agreement have been terminated:

Section 4.1 Encumbrances. The Debtor shall not create, permit or suffer to exist, and shall defend the Collateral against, any Lien (other than the Liens created by this Agreement, the Permitted Liens or other Liens permitted under Section 7.2 of the Credit Agreement) or any restriction upon the pledge or other transfer thereof (other than as provided in the Credit Agreement), and shall, subject only to the Permitted Liens and the other Liens permitted under Section 7.2 of the Credit Agreement, defend the Debtor’s title to and other rights in the Collateral and the Agent’s pledge and collateral assignment of and security interest in the Collateral against the claims and demands of all Persons. Except to the extent permitted by the Credit Agreement or in connection with any release of Collateral under Section 7.13 hereof (but only to the extent of any Collateral so released), the Debtor shall do nothing to impair the rights of the Agent in the Collateral.

Section 4.2 Collection of Accounts and Contracts. The Debtor shall, in accordance with its usual business practices, endeavor to collect or cause to be collected from each account debtor under its Accounts, as and when due, any and all amounts owing under such Accounts.

Section 4.3 Disposition of Collateral. To the extent prohibited by the terms of the Credit Agreement, the Debtor shall not enter into or consummate any transfer or other disposition of assets without the prior written consent of the Banks, according to the terms of the Credit Agreement.

Section 4.4 Further Assurances. At any time and from time to time, upon the request of the Agent, and at the sole expense of the Debtor, the Debtor shall promptly execute and deliver all such further agreements, documents and instruments and take such further action as the Agent may reasonably deem necessary or appropriate to preserve and perfect its security interest in and pledge and collateral assignment of the Collateral and carry out the provisions and purposes of this Agreement or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral. Except as otherwise expressly permitted by the terms of the Credit Agreement relating to disposition of assets except for Permitted Liens and other Liens permitted by Section 7.2 of the Credit Agreement, the Debtor agrees to maintain and preserve the Agent’s security interest in and pledge and collateral assignment of the Collateral hereunder. Without limiting the generality of the foregoing, the Debtor shall (a) execute and deliver to the Agent such financing statements as the Agent may from time to time require; and (b) execute and deliver to the Agent such other agreements, documents and instruments, including without limitation control agreements or stock powers, as the Agent may require to perfect and maintain the validity, effectiveness and priority of the Liens intended to be created by the Loan Documents. The Debtor authorizes the Agent to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of the Debtor unless otherwise prohibited by law. The Debtor authorizes and requests that the Register of Copyrights and the Commissioner of Patents and Trademarks record this Security Agreement, and any amendments thereto, or copies thereof, or any separate instrument Debtor executes and delivers to Agent to evidence the grant of security interest hereunder.

Section 4.5 Insurance. The Collateral pledged by such Debtor or the Debtors will be insured (to the extent such Collateral is insurable) with insurance coverage in such amounts and of such types as are customarily carried by companies similar in size and nature. In the case of all such insurance policies, each such Debtor shall designate the Agent, as mortgagee or lender loss payee and such policies shall provide that any loss be payable to the Agent, as mortgagee or lender loss payee, as its interests may appear. Further, upon the request of the Agent, each such Debtor shall deliver certificates evidencing such policies, including all endorsements thereon and those required hereunder, to Agent; and each such Debtor assigns to Agent, as additional security hereunder, all its rights to receive proceeds of insurance with respect to the Collateral. All such insurance shall, by its terms, provide that the applicable carrier shall, prior to any cancellation before the expiration date thereof, mail thirty (30) days’ prior written notice to the Agent of such cancellation. Each Debtor further shall provide Agent upon request with evidence reasonably satisfactory to Agent that each such Debtor is at all times in compliance with this paragraph. Upon the occurrence and during the continuance of an Event of Default, Agent may act as each such Debtor’s attorney-in-fact in obtaining, adjusting, settling and compromising such insurance and endorsing any drafts. Upon Debtor’s failure to insure the Collateral as required in this covenant, Agent may procure such insurance and its costs therefor shall be charged to Debtor, payable on demand, with interest at the highest rate set forth in the Credit Agreement and added to the Indebtedness secured hereby. The disposition of proceeds payable to such Debtor of any insurance on the Collateral (“Insurance Proceeds”) shall be governed by the following:

(i)	provided that no Event of Default has occurred and is continuing hereunder, (a) if the amount of Insurance Proceeds in respect of any loss or casualty does not exceed Five Hundred Thousand Dollars ($500,000), such Debtor shall be entitled, in the event of such loss or casualty, to receive all such Insurance Proceeds and to apply the same toward the replacement of the Collateral affected thereby or to the purchase of other assets to be used in the Debtor’s business (provided that such assets shall be subjected to a first lien in favor of Agent); and (b) if the amount of Insurance Proceeds in respect of any loss or casualty exceeds Five Hundred Thousand Dollars ($500,000), such Insurance Proceeds shall be paid to and received by Agent, for release to such Debtor for the replacement of the Collateral affected thereby or to the purchase of other assets to be used in the Debtor’s business (provided that such assets shall be subjected to a first lien in favor of Agent); or, upon written request of such Debtor (accompanied by reasonable supporting documentation), for such other use or purpose as approved by the Majority Banks, in their reasonable discretion, it being understood and agreed in connection with any release of funds under this subparagraph (b), that the Agent and the Majority Banks may impose reasonable and customary conditions on the disbursement of such Insurance Proceeds; and

(ii)	if an Event of Default has occurred or is continuing and is not waived as provided in the Credit Agreement, all Insurance Proceeds in respect of any loss or casualty shall be paid to and received by the Agent, to be applied by the Agent against the Indebtedness and/or to be held by the Agent as cash collateral for the Indebtedness, as the Majority Banks may direct in their sole discretion.

Section 4.6 Bailees. If any of the Collateral is at any time in the possession or control of any warehouseman, bailee or any of the Debtor’s agents or processors, the Debtor shall notify the agent (and revise Schedule A to this Agreement to this effect), and at the request of the Agent, notify such warehouseman, bailee, agent or processor of the security interest created hereunder, shall instruct such Person to hold such Collateral for the Agent’s account subject to the Agent’s instructions and shall obtain for the Agent such Person’s acknowledgment of the same.

Section 4.7 Furnishing of Information and Inspection Rights. The Debtor will, at any time and from time to time during regular business hours, upon five (5) days advance notice (except if any Event of Default has occurred and is continuing, when no prior notice shall be required), permit the Agent, or its Agents or representatives, to examine all Records, to visit the offices and properties of the Debtor for the purpose of examining such Records, and to discuss matters relating to Debtor’s performance hereunder and under the other Credit Agreement with any of the officers, directors, employees or independent public accountants of the Debtor having knowledge of such matters; provided, however, that the Agent acknowledges that, in exercising the rights and privileges conferred in this Section 4.7, it or its Agents and representatives may, from time to time, obtain knowledge of information, practices, books, correspondence and records of a confidential nature and in which the Debtor has a proprietary interest. The Agent agrees that all such information, practices, books, correspondence and records are to be regarded as confidential information and agrees that it shall be subject to Section 12.11 of the Credit Agreement. Notwithstanding anything to the contrary in this Agreement or in Section 12.11 of the Credit Agreement, the Agent may reply to a request from any Person for information related to any Collateral referred to in any financing statement filed to perfect the security interest and liens established hereby, to the extent necessary to maintain the perfection or priority of such security interests or liens, or otherwise required under applicable law. Furthermore, the Debtor shall permit the Agent and its representatives to examine, inspect and audit the Collateral and to examine, inspect and audit the Debtor’s books and Records to the extent provided under the Credit Agreement.

Section 4.8 Corporate Changes. The Debtor shall not change its name, identity, corporate structure or jurisdiction of organization in any manner that might make any financing statement filed in connection with this Agreement seriously misleading within the meaning of Section 9-506 of the UCC unless the Debtor shall have given the Agent thirty (30) days prior written notice with respect to any change in Debtor’s corporate structure, jurisdiction of organization, name or identity and shall have taken all reasonable action deemed necessary by the Agent to protect its Liens and the perfection and priority thereof. The Debtor shall give prompt written notice of any change in its principal place of business, chief executive office or the place where it keeps its books and records.

Section 4.9 Books and Records. The Debtor shall keep accurate and complete books and records (the “Records”) of the Collateral and the Debtor’s business and financial condition in accordance with the Credit Agreement.

Section 4.10 Equipment and Inventory.

(a)	The Debtor shall keep the Equipment (other than vehicles) and Inventory (other than Inventory in transit) which is in Debtor’s possession or in the possession of any bailee or warehouseman at any of the locations specified on Schedule A hereto or, upon prompt written notice to the Agent, at such other places within the United States of America where all action required to perfect the Agent’s security interest in the Equipment and Inventory with the priority required by this Agreement shall have been taken.

(b)	The Debtor shall maintain the Equipment and Inventory in accordance with the terms of the Credit Agreement.

Section 4.11 Notification. The Debtor shall promptly notify the Agent in writing of any Lien, encumbrance or claim (other than a Permitted Lien or other Liens permitted under Section 7.2 of the Credit Agreement, to the extent not otherwise subject to any notice requirements under the Credit Agreement) that has attached to or been made or asserted against any of the Collateral upon becoming aware of the existence of such Lien, encumbrance or claim.

Section 4.12 Collection of Accounts. So long as no Event of Default has occurred and is continuing and except as otherwise provided in this Section 4.12 and Section 6.3, the Debtor shall have the right to collect and receive payments on the Accounts, and to use and expend the same in its operations in each case in compliance with the terms of each of the Credit Agreement.

Section 4.13 Voting Rights; Distributions, Etc.

(a)	So long as no Event of Default shall have occurred and be continuing (both before and after giving effect to any of the actions or other matters described in clauses (i) or (ii) of this subparagraph):

(i)	The Debtor shall be entitled to exercise any and all voting and other consensual rights (including, without limitation, the right to give consents, waivers and ratifications) pertaining to any of the Pledged Shares or any part thereof; provided, however, that no vote shall be cast or consent, waiver or ratification given or action taken without the prior written consent of the Agent which would violate any provision of this Agreement or the Credit Agreement; and

(ii)	Except as otherwise provided by the Credit Agreement, the Debtor shall be entitled to receive and retain any and all dividends, distributions and interest paid in respect to any of the Pledged Shares.

(b)	Upon the occurrence and during the continuance of an Event of Default:

(i)

The Agent may, without notice to the Debtor, transfer or register in the name of the Agent or any of its nominees, for the equal and ratable benefit of the Banks, any or all of the Pledged Shares and the Proceeds thereof (in cash or otherwise) held by the Agent hereunder, and the Agent or its nominee may thereafter, after delivery of notice to the Debtor, exercise all voting and corporate rights at any meeting of any corporation issuing any of the Pledged Shares and any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Shares as if the Agent were the absolute owner thereof, including, without limitation, the right to exchange, at its discretion, any and all of the Pledged Shares upon the merger, consolidation, reorganization, recapitalization or other readjustment of any corporation issuing any of such Pledged Shares or upon the exercise by any such issuer or the Agent of any right, privilege or option pertaining to any of the Pledged Shares, and in connection therewith, to deposit and deliver any and all of the Pledged Shares with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Agent may determine, all without liability except to account for property actually received by it, but the Agent shall have no duty to exercise any of the aforesaid rights, privileges or options, and the Agent shall not be responsible for any failure to do so or delay in so doing.

(ii)	All rights of the Debtor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 4.13(a)(i) and to receive the dividends, interest and other distributions which it would otherwise be authorized to receive and retain pursuant to Subsection 4.13(a)(ii) shall be suspended until such Event of Default shall no longer exist, and all such rights shall, until such Event of Default shall no longer exist, thereupon become vested in the Agent which shall thereupon have the sole right to exercise such voting and other consensual rights and to receive, hold and dispose of as Pledged Shares such dividends, interest and other distributions.

(iii)	All dividends, interest and other distributions which are received by the Debtor contrary to the provisions of this Section 4.13(b) shall be received in trust for the benefit of the Agent, shall be segregated from other funds of the Debtor and shall be forthwith paid over to the Agent as Collateral in the same form as so received (with any necessary endorsement).

(iv)	The Debtor shall execute and deliver (or cause to be executed and delivered) to the Agent all such proxies and other instruments as the Agent may reasonably request for the purpose of enabling the Agent to exercise the voting and other rights which it is entitled to exercise pursuant to this Section 4.13(b) and to receive the dividends, interest and other distributions which it is entitled to receive and retain pursuant to this Section 4.13(b). The foregoing shall not in any way limit the Agent’s power and authority granted pursuant to Section 5.1 of this Agreement.

Section 4.14 Transfers and Other Liens; Additional Investments. The Debtor agrees that, (a) except with the written consent of the Agent, it will not permit any Subsidiary to issue to Debtor or any of Debtor’s other Subsidiaries any shares of stock, membership interests, partnership units, notes or other securities or instruments (including without limitation the Pledged Shares) in addition to or in substitution for any of the Collateral, unless, concurrently with each issuance thereof, any and all such shares of stock, membership interests, partnership units, notes or instruments are encumbered in favor of the Agent under this Agreement or otherwise (it being understood and agreed that all such shares of stock, membership interests, partnership units, notes or instruments issued to Debtor shall, without further action by Debtor or Agent, be automatically encumbered by this Agreement as Pledged Shares) and (b) it will promptly upon the written request of Agent following the issuance thereof (and in any event within five Business Days following such request) deliver to the Agent (i) an amendment, duly executed by the Debtor, in substantially the form of Exhibit A hereto (an “Amendment”), in respect of such shares of stock, membership interests, partnership units, notes or instruments issued to Debtor or (ii) a new stock pledge, duly executed by the applicable Subsidiary, in substantially the form of this Agreement (a “New Pledge”), in respect of such shares of stock, membership interests, partnership units, notes or instruments issued to any Subsidiary granting to Agent, for the benefit of the Banks, a first priority security interest, pledge and lien thereon, together in each case with all certificates, notes or other instruments representing or evidencing the same. The Debtor hereby (x) authorizes the Agent to attach each Amendment to this Agreement, (y) agrees that all such shares of stock, membership interests, partnership units, notes or instruments listed in any Amendment delivered to the Agent shall for all purposes hereunder constitute Pledged Shares, and (z) is deemed to have made, upon the delivery of each such Amendment, the representations and warranties contained in Sections 3.1, 3.2, 3.4, 3.5 and 3.6 of this Agreement with respect to the Collateral covered thereby. Notwithstanding the foregoing, it is hereby understood and agreed that no Debtor shall be required to encumber more than 65% of the shares of stock, membership interests, partnership units, notes or instruments issued to Debtor by any Foreign Subsidiary.

Section 4.15 Possession; Reasonable Care. Regardless of whether a Default or an Event of Default has occurred or is continuing, the Agent shall have the right to hold in its possession all Pledged Shares pledged, assigned or transferred hereunder and from time to time constituting a portion of the Collateral. The Agent may appoint one or more Agents (which in no case shall be the Debtor or an affiliate of the Debtor) to hold physical custody, for the account of the Agent, of any or all of the Collateral. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Agent accords its own property, it being understood that the Agent shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Agent has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral, except, subject to the terms hereof, upon the written instructions of the Banks. Following the occurrence and continuance of an Event of Default, the Agent shall be entitled to take possession of the Collateral in accordance with the UCC.

Section 4.16 Intellectual Property. Debtor shall promptly advise Agent of any material adverse change in the composition of the Intellectual Property Collateral, including but not limited to any subsequent ownership right of Debtor in or to any Trademark, Patent, Copyright, or Mask Work specified in this Agreement. Debtor shall use its reasonable efforts to (i) protect, defend and maintain the validity and enforceability of the Trademarks, Patents, Copyrights, and Mask Works, (ii) detect infringements of the Trademarks, Patents, Copyrights, and Mask Works and promptly advise Agent in writing of material infringements detected and (iii) not allow any Trademarks, Patents, Copyrights, or Mask Works to be abandoned, forfeited or dedicated to the public without the written consent of Agent, which shall not be unreasonably withheld. On a continuing basis, Debtor will, upon the reasonable request by Agent, subject to any prior licenses, encumbrances and restrictions and prospective licenses, make, execute, acknowledge and deliver, and file and record in the proper filing and recording places in the United States, all such instruments, including appropriate financing and continuation statements and collateral agreements and filings with the United States Patent and Trademark Office and the

Register of Copyrights, and take all such action as may reasonably be deemed necessary or advisable, or as reasonably requested by Agent, to perfect Agent’s security interest in all Copyrights, Patents, Trademarks, and Mask Works and other Intellectual Property Collateral and otherwise to carry out the intent and purposes of this Agreement, or for assuring and confirming to Agent the grant or perfection of a security interest in all Intellectual Property Collateral. In addition to foregoing, Debtor shall not register any of its Copyrights or Mask Works with the Register of Copyrights without first executing and simultaneously registering an Agreement, in the identical form of this Agreement, or other such form as shall be satisfactory to Agent, with the Register of Copyrights, listing such Copyrights(s) and/or such Mask Works in order to protect and perfect Agent’s security interest in such Copyrights or Mask Works. Promptly after such registration, Debtor shall forward to Agent, at the address listed below, a copy of, and the original Agreement as filed with the Register of Copyrights.

Section 4.17 Future Subsidiaries / Additional Collateral.

(a)	With respect to each Person which becomes a Domestic Subsidiary subsequent to the date hereof, within thirty (30) days of the date such Person becomes a Domestic Subsidiary, Debtor will cause such Subsidiary to execute and deliver to the Agent, for the benefit of the Banks a security agreement, substantially in the form of this Agreement (or joinder agreement in the form attached hereto as Exhibit B satisfactory to Agent), granting to the Agent, for the benefit of the Banks, a first priority security interest, mortgage and lien encumbering all right, title and interest of such Person in property, rights and interests of the type included in the definition of the Collateral, subject to (i) no Liens with respect to the Pledged Shares, and (ii) only the Permitted Liens and other Liens permitted under Section 8.2 of the Credit Agreement with respect to all other Collateral.

(b)	With respect to each Person which becomes a Foreign Subsidiary subsequent to the date hereof, within thirty (30) days of the date when such Person becomes a Foreign Subsidiary, the applicable Debtor shall execute, or cause to be executed, and deliver to the Agent a Security Agreement, or an Amendment to this Agreement as applicable, encumbering 65% of the capital stock or other equity, partnership or membership interests of such Subsidiary, to secure the Indebtedness.

(c)

With respect to any intellectual property owned, licensed or otherwise acquired by any Debtor after the date hereof, and with respect to any patent, trademark or copyright which is not registered or filed with the United States Patent and Trademark Office and/or the United States Copyright Office at the time such Collateral is pledged by a Debtor to the Agent pursuant to this Agreement, and which is subsequently registered or filed by such Debtor in the appropriate office, such Debtor shall execute or cause to be executed, not later than thirty (30) days after such property is acquired, obtained or registered (i) an Amendment, duly executed by the Debtor, in respect of such additional or newly registered collateral or (ii) a new security agreement, duly executed by the applicable Debtor, in substantially the form of this Agreement, in respect of such additional or newly registered collateral, granting to Agent, for the benefit of the Banks, a first priority security interest, pledge and lien thereon (subject only to the Permitted Liens and the other Liens permitted under Section 7.2 of the Credit Agreement), together in each case with all certificates, notes or other instruments representing or evidencing the same, and shall, upon Agent’s reasonable request, execute or cause to be executed any financing statement or other document (including without limitation, filings required by the United States Patent and Trademark Office and/or the United States Copyright Office) in connection with any such additional or newly registered collateral. The Debtor hereby (x) authorizes the Agent to attach each Amendment to this Agreement, (y) agrees that all such additional collateral listed in any Amendment delivered to the Agent shall for all purposes hereunder constitute Collateral, and (z) is deemed to have made, upon the delivery of each such Amendment, the representations and warranties contained in Sections 3.1, 3.2, 3.4, 3.5, 3.7 of this Agreement with respect to the Collateral covered thereby.

ARTICLE 5

RIGHTS OF AGENT

Section 5.1 Power of Attorney. Each Debtor hereby irrevocably constitutes and appoints the Agent and any officer of Agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the name of the Debtor or in its own name, to take, after the occurrence and during the continuance of an Event of Default, any and all actions, and to execute any and all documents and instruments which the Agent at any time and from time to time deems necessary, to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, the Debtor hereby gives the Agent the power and right on behalf of the Debtor and in its own name to do any of the following after the occurrence and during the continuance of an Event of Default, without notice to or the consent of the Debtor:

(i)	to demand, sue for, collect or receive, in the name of the Debtor or in its own name, any money or property at any time payable or receivable on account of or in exchange for any of the Collateral and, in connection therewith, endorse checks, notes, drafts, acceptances, money orders, documents of title or any other instruments for the payment of money under the Collateral or any policy of insurance;

(ii)	to pay or discharge taxes, Liens (other than Permitted Liens and the other Liens permitted under Section 7.2 of the Credit Agreement) or other encumbrances levied or placed on or threatened against the Collateral;

(iii)

(A) to direct account debtors and any other parties liable for any payment under any of the Collateral to make payment of any and all monies due and to become due thereunder directly to the Agent or as the Agent shall direct; (B) to receive payment of and receipt for any and all monies, claims and other amounts due and to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, proxies, stock powers, verifications and notices in connection with accounts and other documents relating to the Collateral; (D) to commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against the Debtor with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Agent may deem appropriate; (G) to exchange any of the Collateral for other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Collateral with any committee, depositary, transfer Agent, registrar or other designated agency upon such terms as the Agent may determine; (H) to add or release any guarantor, indorser, surety or other party to any of the Collateral; (I) to renew, extend or otherwise change the terms and conditions of any of the Collateral; (J) to make, settle, compromise or adjust any claim under or pertaining to any of the Collateral (including claims under any policy of insurance); and (K) to sell, transfer, pledge, convey, make any agreement with respect to, or otherwise deal with, any of the Collateral as fully and completely as though the Agent were the absolute owner thereof for all purposes, and to do, at the Agent’s option and the Debtor’s expense, at any time, or from time to time, all acts and things which the Agent deems necessary to protect, preserve, maintain, or realize upon the Collateral and the Agent’s security interest therein.

This power of attorney is a power coupled with an interest and shall be irrevocable. The Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Agent in this Agreement, and shall not be liable for any failure to do so or any delay in doing so. This power of attorney is conferred on the Agent solely to protect, preserve, maintain and realize upon its security interest in the Collateral. The Agent shall not be responsible for any decline in the value of the Collateral and shall not be required to take any steps to preserve rights against prior parties or to protect, preserve or maintain any Lien given to secure the Collateral.

Section 5.2 Setoff. In addition to and not in limitation of any rights of any Banks under applicable law, the Agent and each Bank shall, upon the occurrence and continuance of an Event of Default, without notice or demand of any kind, have the right to appropriate and apply to the payment of the Indebtedness owing to it (whether or not then due) any and all balances, credits, deposits, accounts or moneys of Debtors then or thereafter on deposit with such Banks; provided, however, that any such amount so applied by any Bank on any of the Indebtedness owing to it shall be subject to the provisions of the Credit Agreement.

Section 5.3 Assignment by the Agent. The Agent may at any time assign or otherwise transfer all or any portion of its rights and obligations as Agent under this Agreement and the other Loan Documents (including, without limitation, the Indebtedness) to any other Person, to the extent permitted by, and upon the conditions contained in, the Credit Agreement and such Person shall thereupon become vested with all the benefits and obligations thereof granted to the Agent herein or otherwise.

Section 5.4 Performance by the Agent. If any Debtor shall fail to perform any covenant or agreement contained in this Agreement, the Agent may (but shall not be obligated to) perform or attempt to perform such covenant or agreement on behalf of the Debtors, in which case Agent shall exercise good faith and make diligent efforts to give Debtors prompt prior written notice of such performance or attempted performance. In such event, the Debtors shall, at the request of the Agent, promptly pay any reasonable amount expended by the Agent in connection with such performance or attempted performance to the Agent, together with interest thereon at the interest rate set forth in the Credit Agreement, from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that the Agent shall not have any liability or responsibility for the performance (or non-performance) of any obligation of the Debtors under this Agreement.

Section 5.5 Certain Costs and Expenses. The Debtors shall pay or reimburse the Agent within five (5) Business Days after demand for all reasonable costs and expenses (including reasonable attorney’s and paralegal fees) incurred by it in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of any of the Indebtedness (including in connection with any “workout” or restructuring regarding the Indebtedness, and including in any insolvency proceeding or appellate proceeding). The agreements in this Section 5.5 shall survive the payment in full of the Indebtedness. Notwithstanding the foregoing, the reimbursement of any fees and expenses incurred by the Banks shall be governed by the terms and conditions of the applicable Credit Agreement.

Section 5.6 Indemnification. The Debtors shall indemnify, defend and hold the Agent, and each Bank and each of their respective officers, directors, employees, counsel, Agents and attorneys-in-fact (each, an “Indemnified Person”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including reasonable attorneys’ and paralegals’ fees) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Indebtedness and the termination, resignation or replacement of the Agent or replacement of any Bank) be imposed on, incurred by or asserted against any such Indemnified Person in any way relating to or arising out of this Agreement or any other Loan Document or any document relating to or arising out of or referred to in this Agreement or any other Loan Document, or the transactions contemplated hereby, or any action taken or omitted by any such Indemnified Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any “Bankruptcy Proceeding” (as defined in the Credit Agreement) or appellate proceeding) related to or arising out of this Agreement or the Indebtedness or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities); provided, that the Debtors shall have no obligation under this Section 5.6 to any Indemnified Person with respect to Indemnified Liabilities to the extent resulting from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section 5.6 shall survive payment of all other Indebtedness.

ARTICLE 6

DEFAULT

Section 6.1 Rights and Remedies. If an Event of Default shall have occurred and be continuing, the Agent shall have the following rights and remedies subject to the direction and/or consent of the Banks as required under the Credit Agreement:

(i)	The Agent may exercise any of the rights and remedies set forth in the Credit Agreement (including, without limitation, in Section 5 of this Agreement) or by applicable law.

(ii)

In addition to all other rights and remedies granted to the Agent in this Agreement, the Credit Agreement or by applicable law, the Agent shall have all of the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral) and the Agent may also, without previous demand or notice except as specified below or in the Credit Agreement, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Agent may, in its reasonable discretion, deem commercially reasonable or otherwise as may be permitted by law. Without limiting the generality of the foregoing, the Agent may (A) without demand or notice to the Debtors (except as required under the Credit Agreement or applicable law), collect, receive or take possession of the Collateral or any part thereof, and for that purpose the Agent (and/or its Agents, servicers or other independent contractors) may enter upon any premises on which the Collateral is located and remove the Collateral therefrom or render it inoperable, and/or (B) sell, lease or otherwise dispose of the Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at the Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Agent may, in its reasonable discretion, deem commercially reasonable or otherwise as may be permitted by law. The Agent and, subject to the terms of the Credit Agreement, each of the Banks shall have the right at any public sale or sales, and, to the extent permitted by applicable law, at any private sale or sales, to bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) and become a purchaser of the Collateral or any part thereof free of any right of redemption on the part of the Debtors, which right of redemption is hereby expressly waived and released by the Debtors to the extent permitted by applicable law. The Agent may require the Debtors to assemble the Collateral and make it available to the Agent at any place designated by the Agent to allow Agent to take possession or dispose of such Collateral. The Debtors agree that the Agent shall not be obligated to give more than ten (10) days prior written notice of the time and place of any public sale or of the time after which any private sale may take place and that such notice shall constitute reasonable notice of such matters. The foregoing shall not require notice if none is required by applicable law. The Agent shall not be obligated to make any sale of Collateral if, in the exercise of its reasonable discretion, it shall determine not to do so, regardless of the fact that notice of sale of Collateral may have been given. The Agent may, without notice or publication (except as required by applicable law), adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. The Debtors shall be liable for all reasonable expenses of retaking, holding, preparing for sale or the like, and all reasonable attorneys’ fees, legal expenses and other costs and expenses incurred by the Agent in connection with the collection of the Indebtedness and the enforcement of the Agent’s rights under this Agreement and the Credit Agreement. The Debtors shall, to the extent permitted by applicable law, remain liable for any deficiency if the proceeds of any such sale or other disposition of the Collateral (conducted in conformity with this clause (ii) and applicable law) applied to the Indebtedness are insufficient to pay the Indebtedness in full. The Agent shall apply the proceeds from the sale of the Collateral hereunder against the Indebtedness in such order and manner as provided in the Credit Agreement.

(iii)	The Agent may cause any or all of the Collateral held by it to be transferred into the name of the Agent or the name or names of the Agent’s nominee or nominees.

(iv)	The Agent may exercise any and all rights and remedies of the Debtors under or in respect of the Collateral, including, without limitation, any and all rights of the Debtors to demand or otherwise require payment of any amount under, or performance of any provision of any of the Collateral and any and all voting rights and corporate powers in respect of the Collateral.

(v)	On any sale of the Collateral, the Agent is hereby authorized to comply with any limitation or restriction with which compliance is necessary (based on a reasoned opinion of the Agent’s counsel) in order to avoid any violation of applicable law or in order to obtain any required approval of the purchaser or purchasers by any applicable Governmental Authority.

(vi)	The Agent may direct account debtors and any other parties liable for any payment under any of the Collateral to make payment of any and all monies due and to become due thereunder directly to the Agent or as the Agent shall direct.

(vii)	For purposes of enabling the Agent to exercise its rights and remedies under this Section 6.1 and enabling the Agent and its successors and assigns to enjoy the full benefits of the Collateral, the Debtors hereby grant to the Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Debtors) to use, assign, license or sublicense any of the Computer Records or Software (including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and all computer programs used for the completion or printout thereof), exercisable upon the occurrence and during the continuance of an Event of Default (and thereafter if Agent succeeds to any of the Collateral pursuant to an enforcement proceeding or voluntary arrangement with Debtor), except as may be prohibited by any licensing agreement relating to such Computer Records or Software. This license shall also inure to the benefit of all successors, assigns, transferees of and purchasers from the Agent.

(viii)	For purposes of enabling the Agent to exercise its rights and remedies under this Section 6.1 and enabling the Agent and its successors and assigns to enjoy the full benefits of the Collateral, the Debtors hereby grant to the Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Debtors) to use, assign, license or sublicense any of the Intellectual Property Collateral, exercisable upon the occurrence and during the continuance of an Event of Default (and thereafter if Agent succeeds to any of the Collateral pursuant to an enforcement proceeding or voluntary arrangement with Debtor), except as may be prohibited by any licensing agreement relating to such Intellectual Property Collateral. This license shall also inure to the benefit of all successors, assigns, transferees of and purchasers from the Agent. If and to the extent that any Debtor is permitted to license the Intellectual Property Collateral, the Agent shall promptly enter into a non-disturbance agreement or other similar arrangement, at such Debtor’s request and expense, with such Debtor and any licensee of any Intellectual Property Collateral permitted hereunder, such non-disturbance or similar agreement to be in form and substance reasonably satisfactory to Agent pursuant to which (i) Agent shall agree to assume the rights of Debtor under such non-exclusive license, and (ii) such licensee shall acknowledge and agree that the Intellectual Property Collateral licensed to it subject to the security interest created in favor of the Agent and other terms of this Agreement.

Section 6.2 Private Sales.

(a)

In view of the fact that applicable securities laws may impose certain restrictions on the method by which a sale of the Pledged Shares may be effected after an Event of Default, Debtors agree that upon the occurrence and during the continuance of an Event of Default, Agent may from time to time attempt to sell all or any part of the Pledged Shares by a private sale in the nature of a private placement, restricting the bidders and prospective purchasers to those who will represent and agree that they are “accredited investors” within the meaning of Regulation D promulgated pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and are purchasing for investment only and not for distribution. In so doing, Agent may solicit offers for the Pledged Shares, or any part thereof, from a limited number of investors who might be interested in purchasing the Pledged Shares. Without limiting the methods or manner of disposition which could be determined to be commercially reasonable, if Agent hires a firm of regional or national reputation that is engaged in the business of rendering investment banking and brokerage services to solicit such offers and facilitate the sale of the Pledged Shares, then Agent’s acceptance of the highest offer (including its own offer, or the offer of any of the Banks at any such sale) obtained through such efforts of such firm shall be deemed to be a commercially reasonable method of disposition of such Pledged Shares. The Agent shall not be under any obligation to delay a sale of any of the Pledged Shares for the period of time necessary to permit the issuer of such securities to register such securities under the laws of any jurisdiction outside the United States, under the Securities Act or under any applicable state securities laws, even if such issuer would agree to do so.

(b)	The Debtors further agree to do or cause to be done, to the extent that the Debtors may do so under applicable law, all such other reasonable acts and things as may be necessary to make such sales or resales of any portion or all of the Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at the Debtors’ expense.

Section 6.3 Establishment of Cash Collateral Account; and Lock Box.

(a)	There shall be established by each Debtor with Agent, for the benefit of the Banks in the name of the Agent, a segregated non-interest bearing cash collateral account (“Cash Collateral Account”) bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Agent and the Banks; provided, however, that the Cash Collateral Account may be an interest-bearing account with a commercial bank (including Comerica or any other Bank which is a commercial bank) if determined by the Agent, in its reasonable discretion, to be practicable, invested by Agent in its sole discretion, but without any liability for losses or the failure to achieve any particular rate of return. Furthermore, in connection with the establishment of a Cash Collateral Account under the first sentence of this Section 6.3 (and on the terms and within the time periods provided thereunder), (i) each Debtor agrees to establish and maintain (and Agent, acting at the request of the Banks, may establish and maintain) at Debtor’s sole expense a United States Post Office lock box (the “Lock Box”), to which Agent shall have exclusive access and control. Each Debtor expressly authorizes Agent, from time to time, to remove the contents from the Lock Box for disposition in accordance with this Agreement; and (ii) each Debtor shall notify all account debtors that all payments made to Debtor (a) other than by electronic funds transfer, shall be remitted, for the credit of Debtor, to the Lock Box, and Debtor shall include a like statement on all invoices, and (b) by electronic funds transfer, shall be remitted to the Cash Collateral Account, and Debtor shall include a like statement on all invoices. Each Debtor agrees to execute all documents and authorizations as reasonably required by the Agent to establish and maintain the Lock Box and the Cash Collateral Account. It is acknowledged by the parties hereto that any lockbox presently maintained or subsequently established by a Debtor with Agent may be used, subject to the terms hereof, to satisfy the requirements set forth in the first sentence of this Section 6.3.

(b)

Any and all cash (including amounts received by electronic funds transfer), checks, drafts and other instruments for the payment of money received by each Debtor at any time, in full or partial payment of any of the Collateral consisting of Accounts or Inventory, shall forthwith upon receipt be transmitted and delivered to Agent, properly endorsed, where required, so that such items may be collected by Agent. Any such amounts and other items received by a Debtor shall not be commingled with any other of such Debtor’s funds or property, but will be held separate and apart from such Debtor’s own funds or property, and upon express trust for the benefit of Agent until delivery is made to Agent. All items or amounts which are remitted to a Lock Box or otherwise delivered by or for the benefit of a Debtor to Agent on account of partial or full payment of, or any other amount payable with respect to, any of the Collateral shall, at Agent’s option, be applied to any of the Indebtedness, whether then due or not, in the order and manner set forth in the Credit Agreement. No Debtor shall have any right whatsoever to withdraw any funds so deposited. Each Debtor further grants to Agent a first security interest in and lien on all funds on deposit in such account. Each Debtor hereby irrevocably authorizes and directs Agent to endorse all items received for deposit to the Cash Collateral Account, notwithstanding the inclusion on any such item of a restrictive notation, e.g., “paid in full”, “balance of account”, or other restriction.

Section 6.4 Default Under Credit Agreement. Subject to any applicable notice and cure provisions contained in the Credit Agreement, the occurrence of any Event of Default (as defined in the Credit Agreement), including without limit a breach of any of the provisions of this Agreement, shall be deemed to be an Event of Default under this Agreement. This Section 6.4 shall not limit the Events of Default set forth in the Credit Agreement.

ARTICLE 7

MISCELLANEOUS

Section 7.1 No Waiver; Cumulative Remedies. No failure on the part of the Agent to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement are cumulative and not exclusive of any rights and remedies provided by law.

Section 7.2 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Debtor and the Agent and their respective heirs, successors and assigns, except that the Debtor may not assign any of its rights or obligations under this Agreement without the prior written consent of the Agent.

Section 7.3 AMENDMENT; ENTIRE AGREEMENT. THIS AGREEMENT AND THE CREDIT AGREEMENT REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL

AGREEMENTS AMONG THE PARTIES HERETO. The provisions of this Agreement may be amended or waived only by an instrument in writing signed by the parties hereto.

Section 7.4 Notices. All notices, requests, consents, approvals, waivers and other communications hereunder shall be in writing (including, by facsimile transmission) and mailed, faxed or delivered to the address or facsimile number specified for notices on signature pages hereto; or, as directed to the Debtor or the Agent, to such other address or number as shall be designated by such party in a written notice to the other. All such notices, requests and communications shall, when sent by overnight delivery, or faxed, be effective when delivered for overnight (next business day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day (as defined in the Credit Agreement) after the date deposited into the U.S. mail, or if otherwise delivered, upon delivery; except that notices to the Agent shall not be effective until actually received by the Agent.

Section 7.5 GOVERNING LAW; SUBMISSION TO JURISDICTION; SERVICE OF PROCESS.

(a)	THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF MICHIGAN.

(b)	ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF MICHIGAN OR OF THE UNITED STATES FOR THE EASTERN DISTRICT OF MICHIGAN, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE DEBTOR AND THE AGENT CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE DEBTOR AND THE AGENT IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY LOAN DOCUMENT.

Section 7.6 Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

Section 7.7 Survival of Representations and Warranties. All representations and warranties made in this Agreement or in any certificate delivered pursuant hereto shall survive the execution and delivery of this Agreement, and no investigation by the Agent shall affect the representations and warranties or the right of the Agent or the Banks to rely upon them.

Section 7.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 7.9 Waiver of Bond. In the event the Agent seeks to take possession of any or all of the Collateral by judicial process, the Debtor hereby irrevocably waives any bonds and any surety or security relating thereto that may be required by applicable law as an incident to such possession, and waives any demand for possession prior to the commencement of any such suit or action.

Section 7.10 Severability. Any provision of this Agreement which is determined by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 7.11 Construction. The Debtor and the Agent acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by the Debtor and the Agent.

Section 7.12 Termination. If all of the Indebtedness (other than contingent liabilities pursuant to any indemnity, including without limitation Sections 5.5 and 5.6 hereof, for claims which have not been asserted, or which have not yet accrued) shall have been indefeasibly paid and performed in full (in cash) and all commitments to extend credit or other credit accommodations under the Credit Agreement have been terminated, the Agent shall, upon the written request of the Debtor, execute and deliver to the Debtor a proper instrument or instruments acknowledging the release and termination of the security interests created by this Agreement, and shall duly assign and deliver to the Debtor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Agent and has not previously been sold or otherwise applied pursuant to this Agreement.

Section 7.13 Release of Collateral. The Agent shall, upon the written request of Debtor, execute and deliver to the Debtor a proper instrument or instruments acknowledging the release of the security interest and liens established hereby on any Collateral: (a) if the sale or other disposition of such Collateral is permitted under the terms of the Credit Agreement and, at the time of such proposed release, both before and after giving effect thereto, no Default or Event of Default has occurred and is continuing, (b) if the sale or other disposition of such Collateral is not permitted under the terms of the Credit Agreement, provided that the requisite Banks under such Credit Agreement shall have consented to such sale or disposition in accordance with the terms thereof, or (c) if such release has been approved by the requisite Banks in accordance with Section 11.11 of the Credit Agreement.

Section 7.15 WAIVER OF JURY TRIAL. EACH DEBTOR AND THE AGENT WAIVES ITS RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY EITHER SUCH PARTY AGAINST THE OTHER, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH DEBTOR

AND THE AGENT AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH SUCH PARTY FURTHER AGREES THAT ITS RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

Section 7.16 Consistent Application. The rights and duties created by this Agreement shall, in all cases, be interpreted consistently with, and shall be in addition to (and not in lieu of), the rights and duties created by the Credit Agreement. In the event that any provision of this Agreement shall be inconsistent with any provision of the Credit Agreement, such provision of the Credit Agreement shall govern.

Section 7.17 Continuing Lien. The security interest granted under this Security Agreement shall be a continuing security interest in every respect (whether or not the outstanding balance of the Indebtedness is from time to time temporarily reduced to zero) and Agent’s security interest in the Collateral as granted herein shall continue in full force and effect for the entire duration that the Credit Agreement remains in effect and until all of the Indebtedness are repaid and discharged in full, and no commitment (whether optional or obligatory) to extend any credit under the Credit Agreement remain outstanding.

[SIGNATURES FOLLOW ON SUCCEEDING PAGES]

IN WITNESS WHEREOF, the parties hereto have duly executed this Security Agreement as of the day and year first written above.

MEGABINGO, INC., a Delaware corporation		MGAM SYSTEMS, INC., a Delaware corporation

By:	/s/ Randy S. Cieslewicz	By:	/s/ Randy S. Cieslewicz
	Randy S. Cieslewicz		Randy S. Cieslewicz
Its:	Chief Financial Officer	Its:	Chief Financial Officer

Address for Notices: 206 Wild Basin Rd, Bldg B, Suite 400, Austin, Texas 78746 Telephone No.: (512) 334-7500 Attention: Chief Financial Officer		Address for Notices: 206 Wild Basin Rd, Bldg B, Suite 400, Austin, Texas 78746 Telephone No.: (512) 334-7500 Attention: Chief Financial Officer

MULTIMEDIA GAMES, a Texas corporation		INNOVATIVE SWEEPSTAKES SYSTEMS, INC., a Delaware corporation

By:	/s/ Randy S. Cieslewicz	By:	/s/ Randy S. Cieslewicz
	Randy S. Cieslewicz		Randy S. Cieslewicz
Its:	Chief Financial Officer	Its:	Chief Financial Officer

Address for Notices: 206 Wild Basin Rd, Bldg B, Suite 400, Austin, Texas 78746 Telephone No.: (512) 334-7500 Attention: Chief Financial Officer		Address for Notices: 206 Wild Basin Rd, Bldg B, Suite 400, Austin, Texas 78746 Telephone No.: (512) 334-7500 Attention: Chief Financial Officer

MGAM SERVICES, L.L.C., a Delaware limited liability company		MGAM SYSTEMS INTERNATIONAL, INC., a Delaware corporation

By:	/s/ Randy S. Cieslewicz	By:	/s/ Randy S. Cieslewicz
	Randy S. Cieslewicz		Randy S. Cieslewicz
Its:	Chief Financial Officer	Its:	Chief Financial Officer

Address for Notices: 206 Wild Basin Rd, Bldg B, Suite 400, Austin, Texas 78746 Telephone No.: (512) 334-7500 Attention: Chief Financial Officer		Address for Notices: 206 Wild Basin Rd, Bldg B, Suite 400, Austin, Texas 78746 Telephone No.: (512) 334-7500 Attention: Chief Financial Officer

MEGABINGO INTERNATIONAL, LLC, a Delaware limited liability company

By:	/s/ Randy S. Cieslewicz
Randy S. Cieslewicz
Its:	Chief Financial Officer

Address for Notices: 206 Wild Basin Rd, Bldg B, Suite 400, Austin, Texas 78746 Telephone No.: (512) 334-7500 Attention: Chief Financial Officer

AGENT:

COMERICA BANK, as Agent

By:	/s/ Chad G. Neely
Chad G. Neely
Its:	Vice President

Address for Notices: Comerica Bank, as Agent 500 Woodward Avenue Detroit, Michigan 48226 Telephone No.: (313) 222-3514 Attention: Corey Kistka, CFA